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                                  Exhibit 99.2

                                      PROXY

                   Virginia Commonwealth Financial Corporation
                         Special Meeting of Shareholders
                                January 15, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Christopher M. Hallberg and Thomas F. Williams, Jr., or either of them, proxies of the undersigned, with full power of substitution, to vote the shares of common stock of Virginia Commonwealth Financial Corporation outstanding in the name of the undersigned at the Special Meeting of Shareholders of Virginia Commonwealth Financial Corporation to be held at the Holiday Inn Culpeper, located at U.S. Route 29 Business South, Culpeper, Virginia, on January 15, 2002, at 3:00 p.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on each of the following matters:


1. Proposal to approve the Agreement and Plan of Reorganization, dated as of June 12, 2001, between Virginia Commonwealth and Virginia Financial Corporation, a Virginia corporation, and a related Plan of Merger, providing for the merger of Virginia Commonwealth with Virginia Financial. Approval of the merger agreement will also constitute approval of the merger and the other matters contemplated by the merger agreement.


             FOR               AGAINST             ABSTAIN

           [     ]             [     ]             [     ]



2. Proposal to approve and adopt the Virginia Financial Group, Inc. Stock Incentive Plan, which will be the stock incentive plan of the combined company following the merger of Virginia Commonwealth and Virginia Financial.


             FOR               AGAINST             ABSTAIN

           [     ]             [     ]             [     ]



3. To take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON ITEMS 1 AND 2 LISTED ABOVE. YOUR PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 IF NO SPECIFICATION IS MADE. IF ANY OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED WITH RESPECT THERETO IN THE INTEREST OF VIRGINIA COMMONWEALTH FINANCIAL CORPORATION ACCORDING TO THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

                                     (over)
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This proxy is revocable by you at any time prior to the voting of the shares represented by notifying the Secretary of Virginia Commonwealth in writing before such vote or by filing another proxy with the Secretary bearing a later date. Shareholders who are present at the meeting may withdraw their proxy and vote in person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Both joint holders should sign.



                            Dated:  _____________________________________

                                    _____________________________________

                                    _____________________________________
                                    Please sign exactly as name appears
                                    on the stock certificate.



 Please mark, sign, date and return promptly this proxy card using the enclosed envelope.